Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-170981) pertaining to the Automatic shelf registration statement of securities of well-known seasoned issuers,

(2) Registration Statement (Form S-4 No. 333-163679) pertaining to the Registration of securities, business combinations,

(3) Registration Statement (Form S-8 No. 333-144962) pertaining to the 2007 Incentive Award Plan,

(4) Registration Statement (Form S-8 No. 333-133507) pertaining to the Amended and Restated 1988 Employee Stock Purchase Plan,

(5) Registration Statement (Form S-8 No. 333-124187) pertaining to the 2003 Stock Option Plan,

(6) Registration Statement (Form S-8 No. 333-53335) pertaining to the Amended 1988 Employee Stock Purchase Plan, and

(7) Registration Statement (Form S-8 No. 333-53337) pertaining to the 1994 Stock Option Plan;

of our reports dated February 28, 2011, with respect to the consolidated financial statements and schedule of Bio-Rad Laboratories, Inc. and the effectiveness of internal control over financial reporting of Bio-Rad Laboratories, Inc. included in this Annual Report (Form 10-K) of Bio-Rad Laboratories, Inc. for the year ended December 31, 2010.

 /s/ Ernst & Young LLP

Palo Alto, California

February 28, 2011